                                                                    Exhibit 3.4


                                       BY-LAWS

                                          OF

                                  BGH HOLDINGS, INC.


                                      ARTICLE I

                                       OFFICES


         Section 1.1. CORPORATION'S OFFICE IN DELAWARE; MAILING ADDRESS FOR SERVICE OF PROCESS. The location of the Corporation's registered office within the State of Delaware, the name of the registered agent of the Corporation at such office and the post office address to which the Secretary of State of the State of Delaware shall mail a copy of process in any action or proceeding against the Corporation that may be served upon him, shall be in each case as stated in the.Certificate of Incorporation.

         Section 1.2. OTHER OFFICES. The Corporation may have other offices within or without the State of Delaware.

                                      ARTICLE II

                                STOCKHOLDERS MEETINGS


         Section 2.1. ANNUAL MEETINGS. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such date and time as the Board of Directors from time shall fix; provided, that such date shall be within five months after the end of the preceding fiscal year of the Corporation and within 13 months after the last annual meeting.

         Section 2.2. SPECIAL MEETINGS. A special meeting of stockholders may be called at any time and for any purpose by the Board of Directors and shall be called by the Board of Directors or by the Secretary upon receipt of a written request to do so specifying the matter or matters (which must be appropriate for action at a special meeting) proposed to be presented to the meeting and signed by holders of record of a majority of the shares outstanding and entitled to act on such matter or matters on the date of receipt of such request. At any special meeting only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting required by Section 2.4.

         Section 2.3. PLACE OF MEETINGS. Each annual meeting shall be held at such place, within or without the State of Delaware, as the Board of Directors shall fix. -Each special meeting shall be held at such place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. If no place is so fixed, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

         Section 2.4. NOTICE OF MEETINGS.

         (a) Written notice of a meeting of stockholders shall be given, personally or by mail, not less than ten nor more than sixty days before the meeting (unless otherwise required by law) to each stockholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and, if it relates to a special meeting, the purpose or purposes for which the meeting is called and the name or names of the persons who have directed the calling of the meeting. If mailed, such notice shall be deemed to be duly given when deposited in the United States mail, first class postage prepaid, directed to each stockholder at his address as it appears on the records of the Corporation.

         (b) When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is for more than thirty days, however, a notice of the adjourned meeting shall be given to each stockholder who is entitled to vote at such adjourned meeting. At any adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.

         Section 2.5. QUORUM. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the issued and outstanding shares entitled to vote at a meeting shall be necessary


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and sufficient to constitute a quorum for the transaction of business at the meeting. In the absence of a quorum, the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, in which case the provisions of section 2.4(b) shall apply. A quorum once present to organize a meeting is not broken by the subsequent withdrawal of any stockholder.

         Section 2.6. PRESIDING OFFICER AND SECRETARY AT MEETING. Each meeting of stockholders shall be presided over by the Chairman of the Board, if any, or if no such officer has been elected or, if elected, in his absence, by the President or by a person designated in writing by the President. If the President fails to so designate any person, then the meeting shall be presided over by the Vice President or, if there is more than one Vice President, the highest ranking Vice President as designated by the-Board of Directors in accordance with Section 4.9 or, in his absence, the next highest ranking Vice President so designated who is present at the meeting. If no Vice President is present at the meeting, then a chairman of the meeting shall be chosen by a plurality vote of the stockholders present, in person or by proxy, at the meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of the meeting, or, if no such officer is present, a secretary of the meeting shall be designated by the person presiding at the meeting.

         Section 2.7. VOTING. Except as otherwise provided in these By-Laws or in the Certificate of Incorporation:

              (a) each stockholder of record shall be entitled at every meeting of stockholders to one vote, in person or by proxy, for each share of stock entitled to vote held by him;

              (b)  directors shall be elected by a plurality vote;

              (c) each other matter properly presented to any meeting shall be decided by a majority of the votes cast thereon;

              (d) the holders of any and all classes or series of common Stock and Preferred Stock which is entitled to vote shall vote as one class; and



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

              (e) election of directors and the vote on any other matter before a meeting shall be by ballot only if so ordered by the person presiding at the meeting or if so requested by any stockholder present, in person or by proxy, such matter, as the case may be.

         Section 2.8. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date', unless the proxy provides for a longer period. Every proxy must be executed in writing by the stockholder or by his attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         Section 2.9. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided by the Certificate of Incorporation or by law, any action which is required or-permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of record of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 2.10.  RECORD DATE AND STOCKHOLDER LIST.

              (a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to any corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversation or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders. Such date shall not be more then sixty nor less than ten days before the date of the meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

              (b) When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

              (c) The Secretary shall, or shall cause any other person who has charge of the stock ledger of the Corporation to, prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address, and number of the shares registered in the name, of each stockholder. Such list shall be open to the examination of any stockholder, for nay purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                     ARTICLE III

                                      DIRECTORS


         Section 3.1. NUMBER; TERM OF OFFICE; QUALIFICATIONS; VACANCIES. The business and affairs of the Corporation shall be managed under the direction of the Board-of Directors. The number of directors that shall constitute the entire Board of Directors shall be at least five, unless fewer directors are permitted by law, and shall be fixed from time to time by the affirmative vote of a majority of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. No director need be a stockholder of the Corporation. Each director shall be elected at each annual meeting of stockholders to hold office, subject to Sections 3.2 and 3.3, until the next annual meeting of stockholders and until his successor has been elected and qualified. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists, or by a sole remaining director, and any director elected .t; fill a vacancy shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business and until his successor is duly elected and has been qualified or until his earlier death, resignation or removal. If at any time, by reason of any cause, there are no directors in office, then any officer, stockholder or any executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or the ByLaws, or may apply to the Delaware Court of Chancery for a decree summarily ordering an election as provided in the General Corporation Law of Delaware.

         Section 3.2. RESIGNATION. Any director of the corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary of the Corporation. Any such resigna-

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tion shall be effective at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the aforementioned officers, and, unless specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.3. REMOVAL. A director may be removed, with or without cause, by the vote of majority of the issued and outstanding shares of the Corporation.

         Section 3.4. REGULAR AND ANNUAL MEETING; NOTICE. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after, and at the same place as, an annual meeting of stockholders.

         Section 3.5. SPECIAL MEETING; NOTICE. A special meeting of the Board of Directors shall be called at any time by the Board of Directors, the chairman of the Board, if any, the President, or the Secretary upon receipt of a written request to do so specifying the matter or matters (which must be appropriate for action at such a meeting) proposed to be presented at the meeting and signed by at least three directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as stated in the request. Notice of such meeting stating the date, hour and place thereof shall be given either:

              (a) personally, at least 24 hours before the time fixed for the meeting,

              (b) by deposit of the notice in the United States mails, first class postage prepaid, at least ten days before the day fixed for the meeting, addressed to each director at this address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or

              (c) by delivery of the notice (appropriately addressed for dispatch) by telegraph,.telephone,


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

         cable or radio, at least 24 hours before the time fixed for the meeting.

         Section 3.6. PRESIDING OFFICER AND SECRETARY AT MEETING. Each meeting of the Board of Directors shall be presided over by the chairman of the Board, if any, or, if no such officer has been elected, by the President, if a director, or, if neither is present, by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or, in his absence an Assistant Secretary, shall act as secretary of the meeting, or is no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

         Section 3.7. QUORUM; VOTING. Except as otherwise provided in these By-Laws or in the Certificate of Incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting thereof, and each matter acted on at any meeting shall be decided by the vote of a majority of the Board of Directors present and constituting a quorum. In the absence of a quorum, a majority of those present (or if only one is present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. In the absence of any such announcement, notice of any adjournment shall be given in accordance with the provisions of Section 3.5.

         Section 3.8. MEETING BY TELEPHONE. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         Section 3.9. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or of such committee.

         Section 3.10.  EXECUTIVE AND OTHER COMMITTEE.


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              (a)  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from.among its members an executive committee and other committees, each consisting of three or more directors and each of which, to the extent provided in the resolution, may exercise all of the powers and shall have all the authority of the Board of Directors, except that no such committee shall have power or authority with respect to the following matters:

                   (i) amending the Certificate of Incorporation, adapting an agreement of merger of consolidation or recommending to the stockholders the (A) sale, lease or exchange of all or substantially all of the Corporation's property and assets or (B) a dissolution of the Corporation or a revocation of such dissolution;

                   (ii) the filling of vacancies in the Board of Directors or in any committee;

                   (iii) the fixing of compensation of any director for serving on the Board of Directors or on any committee thereof;

                   (iv) the amendment or repeal of the ByLaws or the adoption of new By-Laws; and

                   (v) the declaration of any dividends, whether of cash, stock or property, and the issuance of any securities of the Corporation.

              (b) The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting thereof.

              (c) Each such committee shall serve at the pleasure of the Board of Directors.

         Section 3.11. COMPENSATION. Unless authorized by a resolution of the Board of Directors, no director shall receive any stated salary for his services as a director or as a member of a committee but shall receive such sum, if any, as may from time to


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time be fixed by the Board of Directors for attendance at each meeting of the
Board of Directors or of a committee thereof. He may also be reimbursed for his expenses in attending any meeting. Any director who serves the Corporation in any capacity other than as a member of the Board of Directors or of a committee, however, may receive compensation therefore.

                                      ARTICLE IV

                                       OFFICERS

         Section 4.1. ELECTION; QUALIFICATION. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect such other officers, including a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive officer, a chief Operating Officer, one or more Executive Vice Presidents or Vice Presidents, a Chief Financial officer, a Controller, and one or more Assistant Secretaries and Assistant Treasurers, as it may from time to time determine. Two or more offices may be held by the same person.

         Section 4.2. TERM OF OFFICE. Each officer shall hold office from the time of his election and qualification to the time of the earlier of the election and qualification of his successor, his death or resignation or his removal pursuant to Section 4.4. officers shall be elected annually by the Board of Directors at a meeting thereof to be held immediately after each annual meeting of stockholders.

         Section 4.3. RESIGNATION. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall be effective at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.4. REMOVAL. Any officer of the Corporation may be removed at any time, with or without cause, by the vote of a majority of the entire Board of Directors.


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         Section 4.5.  VACANCIES.  Any vacancy occurring in any office of the
Corporation, however caused, may be filled by the Board of Directors.

         Section 4.6. COMPENSATION. The compensation of each officer shall be as determined by the Board of Directors from time to time.

         Section 4.7. CHAIRMAN OF THE BOARD; VICE CHAIRMAN OF THE BOARD. The Chairman of the Board, if elected, shall preside at all meetings of stockholders and of the Board of Directors, shall be entitled to vote upon all questions at meetings of the Board of Directors, and shall perform all such other duties as are prescribed by the Board of Directors, subject to the direction of the Board of Directors and the Executive committee, if any. The Vice Chairman of the Board, if elected, shall, if the Chairman of the Board is absent or unable to act, exercise the powers and perform the duties thereof, subject to the direction of the Board of Directors and the Executive Committee, if any.

         Section 4.8. CHIEF EXECUTIVE OFFICER; PRESIDENT. The Chief Executive officer shall have charge of the Business and affairs of the Corporation, subject to the right of the Board of Directors to confer specified powers on other officers and, generally, to the direction of the Board of Directors and the Executive Committee, if any. If no Chairman of the Board or Vice Chairman of the Board has been elected, or if elected, during his or their absence or inability to act, the Chief Executive officer shall exercise the powers and perform the duties thereof, subject tot he direction of the Board of Directors and the Executive Committee, if any. The President shall have such powers and duties as generally pertain to the office of President and as the Board of Directors may from time to time prescribe, and such additional duties as the Chief Executive Officer may from time to time prescribe, and, during the absence or inability to act of the Chief Executive Officer, the President shall exercise the powers and perform the duties of the Chief Executive officer.

         Section 4.9. VICE PRESIDENT. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors may from time to time prescribe. If there is more than on vice President, they shall be ranked in an order designated by the Board of Direc-tors, or failing such designation, the Vice Presidents will be deemed to be ranked by the Board of Directors in the order of their election as set fourth in the resolution or resolutions of the Board of Directors providing for their election. During the absence of the President of his inability to act, the Vice President, or, if there is more than one Vice President, the highest ranking Vice President designated or deemed designated by the Board of Directors, shall exercise the powers and perform the duties of the President, subject to the direction of the Board of Directors and the Executive Committee, if any.

         Section 4.10. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall attend and keep the minutes of all meetings of stockholders and of the Board of Directors and any committees thereof. He shall be custodian of the corporate seal and shall affix it or cause it be affixed to such instruments as require such seal and attest the same and shall exercise the powers and perform the duties incident to the office of Secretary, subject tot he direction of the Board of Directors and the Executive Committee, if any. The Assistant secretary (or in the event there is more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform such other duties and exercise such other powers as the Board of Directors may from time to time prescribe, subject to the direction of the Board of Directors and the Executive Committee, if any.

         Section 4.11. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors and the Executive Committee, if any. The Assistant Treasurer (or if there is more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and perform such other duties and exercise such other powers as the Board of Directors may from time to time prescribe, subject to the direction of the Board of Directors and the Executive Committee, if any.

         Section 4.12. OTHER OFFICERS. Each other officer of the Corporation shall exercise the powers and perform the duties incident to this office, subject to the direction of the Board of Directors and the Executive Committee, if any.

         Section 4.13. BOND. Any officer of the Corporation, if so required by the Board of Directors, shall give to the Corporation such bond or other security of the faithful performance of his duties and the return to the Corporation of any books, records, accounts, monies and other property whatsoever in his possession or control which are the property of the corporation, as may be satisfactory tot he Board of Directors of the Executive Committee, if any.
                                      ARTICLE V

                      INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 5.1. GENERALLY. The Company shall, with respect to directors and officers, and may (in the sole discretion of the Board of Directors), with respect to employees and agents, indemnify, subject to the provisions of Section
5.4 of this Article V, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or. agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a pleas of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 5.2. ACTION BY CORPORATION. The Company shall, with respect to directors and officers, and may (in the sole discretion of the Board of Directors), with respect to employees and agents indemnify, subject to the provisions of Section 5.4 of this Article V, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

         Section 5.3. EXPENSES. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
5.1 and 5.2 of this Article V, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 5.4. DETERMINATION OF ENTITLEMENT. Any indemnification under Sections 5.1 and 5.2 of this Article. V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper.in the circumstances because he has met the applicable standard of conduct set forth in such Sections 5.1 and 5.2. Such determination shall be made:

              (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

              (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or

              (c)  by the stockholders.

         Section 5.5. EXPENSES IN ADVANCE. Expenses incurred in defending a civil or criminal action, suit or proceeding shall, in the case of a director or officer, and may (in the sole discretion of the Board of Directors), with respect to an employee or agent, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

         Section 5.6. NOT EXCLUSIVE. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any ByLaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 5.7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person* who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint ven-ture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

         Section 5.8.  DEFINITIONS

              (a) For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that nay person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

              (b)  For purposes of this Article V, references to:

                   (i) "Other enterprises" shall include employee benefit plans;

                   (ii) "fines" shall include any excise taxes assessed on a
              person with respect to an employee benefit plan; and

                   (iii) "serving at the request of the corporation" shall
              include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and

                   (iv) "not opposed to the best interests of the corporation"
              shall be deemed to in-
         clude the actions of a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

                                      ARTICLE VI

                                    CAPITAL STOCK

         Section 6.1. CERTIFICATES REPRESENTING SHARES. The shares of the Corporation shall be represented by certificates in such form consistent with law and the Certificate of Incorporation as the Board of Directors may from time to time prescribe and be signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President or any vice president and by the Treasurer or an Assistant Treasurer of the Secretary of an Assistant Secretary. Any and all of the signatures on a certificate may be a facsimile. In the event that nay officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. In the event that the Corporation issues one or more series of Preferred Stock, the relative designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series shall be set forth in full or summarized on the face or back of the certificates for the shares of each such series.

         Section 6.2. TRANSFER OF SHARES. Shares of the corporation shall be transferable on the books of the Corporation, pursuant to applicable law and such rule as the Board of Directors may prescribe from time to time, only by the holder of record thereof or by his duly authorized attorney, upon the surrender of the certificate or certificates for such shares to the Secretary or an Assistant Secretary duly endorsed with proper evidence of authority.to transfer. The Corporation shall issue a new certificate or certificates for the shares surrendered to the person or persons entitled thereto, cancel the old certificate or certificates and shall record such transfer on the books of the Corporation.

         Section 6.3. TRANSFER AGENT; REGISTRAR. The Board of Directors any appoint one or more transfer agents and one or more registrars and may require each certificate representing shares to bear the signature of a transfer agent, of a registrar or of both.

         Section 6.4. Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share as the owner thereof in fact, exclusively entitled to vote, and receive dividends on, such share and otherwise entitled to all the rights and powers of an owner thereof, notwithstanding notice to the contrary.

         Section 6.5. LOST, DESTROYED OR STOLEN CERTIFICATES. The Corporation shall issue a new certificate for shares to replace a certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, if the owner or his legal representative (a) requests a new certificate before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, (b) files with the Corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate and (c) satisfies such other terms and conditions as the Board of Directors may from time to time require, including, without limitation, the owner's furnishing an affidavit to the Board of Directors to the effect that such certificate has been lost, stolen or destroyed.

         Section 6.6. DIVIDENDS. Except as otherwise provided by the Certificate of Incorporation or by law, the Board of Directors, at any regular or special meeting thereof, may declare dividends upon the issued and outstanding shares of the stock of the Corporation. Dividends may be paid in cash I in property or in shares of the stock of the Corporation, subject to the provisions of the Certificate of Incorporation and of law.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Board of Directors, from time to time, in its absolute discretion, deems advisable as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the Board of Directors deems to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                     ARTICLE VII

                                    MISCELLANEOUS


         Section 7.1. INSPECTION OF RECORDS. Any stockholder of record, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right, during usual business hours, to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such persons's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

         Section 7.2. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micro-photographs or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 7.3. WAIVER OF NOTICE. Whenever notice is required to be given under t Certificate of Incorporation of the By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or of the Board of Directors or any committee thereof need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the ByLaws.

         Section 7.4. FISCAL YEAR. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

         Section 7.5. CORPORATE-SEAL. The corporate seal shall be in such form consistent with law as the Board of Directors may from time to time prescribe. The Board of Directors may give general authority to any officer in addition to the Secretary to affix the corporate seal and to attest the affixing by his signature.

                                     ARTICLE VIII

                                 AMENDMENT OF BY-LAWS

         Section 8.1. AMENDMENT. The Board of Directors is authorized to adopt, alter, amend or repeal the By-Laws of the Corporation, but any By-Laws adopted, altered, amended or repealed by the Board of Directors may be altered, amended or repealed by the stockholders of the Corporation.

                                  BGH HOLDINGS, INC.

                         WRITTEN CONSENT OF THE SOLE DIRECTOR

         THE UNDERSIGNED, being the sole director of BGH Holdings, Inc., a Delaware corporation (the "Company"), hereby consents to the taking of- the following actions and adoption of the following resolutions without a meeting, in accordance with the procedures established in Section 141(f) of the Delaware General Corporation Law, such actions and resolutions to have the same force and effect as though duly taken and adopted at a meeting of the directors of the Company duly called and legally held:

         RESOLVED, that the first paragraph of Article III, Section 3.1 of the ByLaws of B&G-DSD Holdings, Inc. ("B&G-DSD") be deleted in its entirety and replaced with the following:

         "Section 3.1. NUMBER; TERM OF OFFICE, QUALIFICATIONS; VACANCIES. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors that shall constitute the entire Board of Directors shall be one and shall be fixed from time to time by the affirmative vote of a majority of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. No director need be a stockholder of the Corporation."

         RESOLVED, that the existing directors of B&G-DSD be removed from the board of directors and that the following individual be elected as the sole director of B&G-DSD, to serve until the next annual meeting of stockholders of B&G-DSD and until his successor shall have been elected and shall have qualified or as otherwise provided in the By-laws of B&G DSD:

         Stephen C. Sherrill; and

         RESOLVED, that any one or more of the officers of the Company are, and each of them hereby is, authorized and directed to execute and deliver such agreements, documents, assignments, certificates and other instruments and to take such other action as may be necessary, advisable, convenient or proper to carry out the intent of these resolutions and to fully perform the provisions of any and all agreements, documents, assignments, certificates and instruments executed on behalf of the Company pursuant to these resolutions.

         IN WITNESS WHEREOF, the undersigned has executed this Written Consent this 27th day of December, 1996.

                                  /s/ Stephen C. Sherrill
                                  ---------------------------------
                                      Stephen C. Sherrill
                                      Sole Director




















                                         -2-